
<ARTICLE>                     5
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
consolidated financial statements of Ethan Allen Interiors, Inc. for the quarter ended March  31,1998 and is  qualified  in its  entirety  by  reference  to such financial statements.
</LEGEND>
<CIK>                                          0000896156
<NAME>                                         *acn3zeg
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S.Dollars

<PERIOD-TYPE>                                  3-MOS
<FISCAL-YEAR-END>                              JUN-30-1998
<PERIOD-START>                                 JAN-01-1998
<PERIOD-END>                                   MAR-31-1998
<EXCHANGE-RATE>                                1 <F1>
<CASH>                                         24,909
<SECURITIES>                                   0
<RECEIVABLES>                                  33,438 <F2>
<ALLOWANCES>                                   0
<INVENTORY>                                    115,764
<CURRENT-ASSETS>                               190,949 <F3>
<PP&E>                                         280,746
<DEPRECIATION>                                 98,619
<TOTAL-ASSETS>                                 431,059 <F4>
<CURRENT-LIABILITIES>                          72,558 <F5>
<BONDS>                                        13,209 <F6>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0 <F7>
<COMMON>                                       296 <F8>
<OTHER-SE>                                     312,554 <F9>
<TOTAL-LIABILITY-AND-EQUITY>                   431,059
<SALES>                                        171,434
<TOTAL-REVENUES>                               171,434 <F10>
<CGS>                                          91,030
<TOTAL-COSTS>                                  91,030
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             1,261 <F11>
<INCOME-PRETAX>                                31,146
<INCOME-TAX>                                   12,353
<INCOME-CONTINUING>                            18,793
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                802 <F12>
<CHANGES>                                      0
<NET-INCOME>                                   17,991
<EPS-PRIMARY>                                  0.62 <F13>
<EPS-DILUTED>                                  0.61 <F14>


<F1> Not  applicable.  All figures for Ethan Allen  Interiors,  Inc. are in U.S.
     dollars.
<F2> Figure for  receivables  is net of  allowances  for  doubtful  accounts  of
     $2,022.
<F3> Includes prepaid expenses of $9,148.
<F4> Includes goodwill of $8,853 (net of amortization).
<F5> Includes current portion of long-term debt of $907 as of March 31, 1998.
<F6> Includes long-term debt of $11,519 (net of the current portion of long-term debt) and capitalized leases of $1,690 (net of the current portion of capitalized leases). As of March 31, 1998 outstanding long-term debt of Ethan Allen on a consolidated basis consisted of (i) 9.75% mortgage note of $1,524 (net of current portion), (ii) industrial revenue bonds of $8,455, and (iii) other of $1,540 (net of current portion). For a description of the terms of Ethan Allen's long-term debt, see Footnote 7 to Ethan Allen's fiscal 1997 Consolidated Financial Statements.
<F7> As of March 31, 1998,  Ethan Allen had no shares of preferred  stock,  $.01 par value per share, outstanding. For a description of Ethan Allen's preferred stock as of June 30, 1997, see Ethan Allen's fiscal 1997 Consolidated Statement of Stockholders' Equity and Footnote 9 to Ethan Allen's fiscal 1997 Notes to Consolidated Financial Statements.
<F8> As of March 31, 1998,  Ethan Allen had  29,617,369  shares of common stock,
     $.01 par value per share, issued. For a description of Ethan Allen's common stock as of June 30, 1997, see Ethan Allen's fiscal 1997 Consolidated Statement of Stockholders' Equity and Footnote 9 of Ethan Allen's fiscal 1997 Consolidated Financial Statements.
<F9> Consists  of $261,710 of  additional  paid in capital,  $66,433 of retained earnings, and ($15,589) of treasury stock.
<F10>In the quarter ended March  31,1998,  Ethan  Allen's  revenues were derived from sales generated by its wholesale and retail operations.
<F11>Consists of $1,166 of interest  expense and $95 of amortization of deferred costs.
<F12>On  March  15,  1998,  the  Company  redeemed  all  of  its  $52.4  million outstanding 8-3/4% Senior Notes at 101.458% of par value. The early redemption of the Senior Notes, which had a final maturity in 2001, was financed entirely by operations. As a result of the redemption, an extraordinary charge of $.8 million, or $0.03 a share, net of tax benefit was recorded. The extraordinary charge included the write-off of unamortized deferred financing costs associated with the Senior Notes and the premium related to early redemption.
<F13>Basic  earnings per share for the quarter ended March 31, 1998,  was $0.62.
     For information on Ethan Allen's earnings per share, see Ethan Allen's Consolidated Financial Statements for the quarter ended March 31, 1998.
<F14>Diluted  earnings  per share for the  quarter  ended March 31,  1998,  were
     $0.61.
